Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. AND BLACKROCK CAPITAL INVESTMENT CORPORATION ANNOUNCE SHAREHOLDER APPROVAL OF MERGER

SANTA MONICA, Calif., March 7, 2024 - BlackRock TCP Capital Corp. (“TCPC”)(NASDAQ: TCPC) and BlackRock Capital Investment Corporation (“BCIC”)(NASDAQ:BKCC) announced today that the shareholders of each business development company (“BDC”) have voted to approve the necessary proposals related to the merger of TCPC and BCIC at each company's special meeting of shareholders held on March 7, 2024.

Shareholders voted overwhelmingly in favor of the proposed transaction, as more than 90% of shareholders represented at each meeting voted in favor of the merger.

Rajneesh Vig, Co-Head of US Private Capital (“USPC”) for BlackRock, and Chairman and CEO of BlackRock TCP Capital Corp., said: “We thank shareholders of both BDCs for their overwhelming support for the merger. We are excited about the opportunity ahead to leverage the combined company’s scale to further our strategy of investing in attractive middle market companies that we believe will drive sustainable growth and value for our shareholders.”

James Keenan, Chief Investment Officer and Global Head of Private Debt for BlackRock, and Interim CEO of BlackRock Capital Investment Corporation, said: “This transformational merger is a strategic next step in the growth and evolution of BlackRock’s BDC platform, and it further enhances our ability to provide clients with industry-leading private credit products and services.”

The merger is expected to close as soon as practicable, subject to closing conditions being satisfied. Following the merger, the surviving entity will continue as an indirect wholly-owned subsidiary of TCPC. TCPC will continue to trade on the Nasdaq Global Select Market under the ticker symbol “TCPC.”

ABOUT BLACKROCK TCP CAPITAL CORP.

TCPC is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

ABOUT BLACKROCK CAPITAL INVESTMENT CORPORATION

Formed in 2005, BlackRock Capital Investment Corporation is a business development company that provides debt and equity capital to middle-market companies.  The Company's investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in middle-market companies in the form of senior debt securities and loans, and our investment portfolio may include junior secured and unsecured debt securities and loans, each of which may include an equity component.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition or the  merger of BCIC with and into the Company (the “Mergers”). The forward-looking statements may include statements as to: future operating results of TCPC, BCIC or, following the Merger, the combined company and distribution projections; business prospects of TCPC, BCIC or, following the Merger, the combined company and the prospects of each of their respective portfolio companies; and the impact of the investments that TCPC, BCIC or, following the Merger, the combined company expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including in the “Special Note Regarding Forward-Looking Statements” section in our registration statement on Form N-14 (333-274897) filed with the SEC on October 6, 2023. TCPC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and TCPC assumes no obligation to update any such forward-looking statements. Although TCPC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that TCPC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

SOURCE:
BlackRock TCP Capital Corp.; BlackRock Capital Investment Corporation

CONTACT:
BlackRock TCP Capital Corp.
Katie McGlynn
310.566.1094
investor.relations@tcpcapital.com

BlackRock Capital Investment Corporation
Nik Singhal
212.810.5427

Press:
Christopher Beattie
646.231.8518